Exhibit 3.27c

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “NRG SOLAR TABERNACLE LLC”, CHANGING ITS NAME FROM “NRG SOLAR TABERNACLE LLC” TO “SOLAR TABERNACLE LLC”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 2018, AT 10:43 O`CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4942916 8100 SR# 20187244387	Authentication: 203662599 Date: 10-23-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company: NRG Solar Tabernacle LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is:  Solar Tabernacle LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22 day of October, A.D. 2018.

By:	/s/ Debbie Reyes
Authorized Person

Name:	Debbie Reyes
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:43 AM 10/2212018
FILED 10:43 AM 10/22)2018
SR 20187244387 - File Number 4942916